CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Orient Paper, Inc.
Science Park
Juli Road
Xushui County
Hebei Province 072550
China

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-150394) and Form S-3 (File No. 333-163340) of Orient Paper, Inc (the “Company”) of our reports dated March 15, 2011, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO Limited
Hong Kong, March 15, 2011